QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178691 and No. 333-164975), Form S-4 (No. 333-111590) and Form S-8 (No. 333-122877, No. 333-155384, and No. 333-171364) of our reports dated August 8, 2013, with respect to the consolidated financial statements of Royal Gold, Inc., and the effectiveness of internal control over financial reporting of Royal Gold, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ ERNST & YOUNG LLP Ernst & Young LLP Denver, Colorado August 8, 2013

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm